                                                                    EXHIBIT 12.1

                     SCHEDULE OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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
                                                                                                                PERIOD FROM
                                                                                                  PERIOD FROM   JANUARY 1,
                                                                   SIX MONTHS    YEAR ENDED       MAY 5, 1995      1995
                                                                     ENDED     SEPTEMBER 30,          TO        TO JUNE 30,
                                                                   MARCH 31,  -----------------  SEPTEMBER 30,     1995
                                                                      1998      1997     1996        1995      (PREDECESSOR)
                                                                   ---------- --------  -------  ------------- -------------
Actual:
  Loss before income taxes........................................  $(20,926) $(14,031) $(9,662)    $(1,725)      $(1,341)
  Consolidated fixed charges......................................     6,617     1,532      390          94            67
                                                                    --------  --------  -------     -------       -------
  Earnings........................................................  $(14,309) $(12,499) $(9,272)    $(1,631)      $(1,274)
                                                                    ========  ========  =======     =======       =======
Consolidated Fixed Charges:
  Interest expense................................................  $  6,429  $  1,336  $   312     $    80            44
  Rental expenses.................................................       188       196       78          14            23
                                                                    --------  --------  -------     -------       -------
  Consolidated Fixed Charges......................................  $  6,617  $  1,532  $   390     $    94       $    67
                                                                    ========  ========  =======     =======       =======
Deficiency of Earnings to Fixed Charges...........................  $(20,926) $(14,031) $(9,662)    $(1,725)      $(1,341)
                                                                    ========  ========  =======     =======       =======
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